UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2014

    ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

10850 West Park Place, Suite 1200 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 below is incorporated into this Item 1.01 by reference.

On September 30, 2014, ARI Network Services, Inc. (the “Company”) entered into the First Loan Modification Agreement, dated September 30, 2014, by and among Silicon Valley Bank (“SVB”), the Company, and Project Viking II Acquisition, Inc. (the “Modification Agreement”).  The Modification Agreement amends the Loan and Security Agreement with SVB dated April 26, 2013 to, among other things, increase the term loan amount to $6.05 million, and extend the maturity date to September 30, 2019.

The foregoing description is not intended to be complete and is qualified in its entirety by the full text of the Modification Agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On September 30, 2014, the Company acquired substantially all of the assets of Tire Company Solutions, LLC (“TCS”) pursuant to the terms of an Asset Purchase Agreement dated as of September 30, 2014 by and among the Company, TCS, Barry Reese and Kenny Pratt (the “Purchase Agreement”).  Consideration for the acquisition (the “Company Purchase Price”) includes, among the other consideration as set forth in the Purchase Agreement: (1) a cash payment equal to $4,000,000; plus (2) 618,744 shares of the Company’s common stock, $0.001 par value (the “Common Stock”); plus or minus, as applicable (3) the amount by which Target Net Asset Value (as defined in the Purchase Agreement) exceeds Net Asset Value  (as defined in the Purchase Agreement) or the amount by which Net Asset Value exceeds Target Net Asset Value, as applicable; and (4) a contingent earn-out purchase price (if any), payable in three potential payments and contingent upon the attainment of specified revenue goals.  To the extent that the amount of the Net Asset Value is greater than the Target Net Asset Value, the Company will issue to TCS the Contingent Buyer Note (as defined in the Purchase Agreement) substantially in the form of the Notes (as defined below) with an aggregate principal amount equal to the amount by which the Net Asset Value exceeds the Target Net Asset Value.

The foregoing description of the Purchase Agreement, and the transactions contemplated thereby, is qualified in its entirety by reference to the Purchase Agreement, attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-
Balance Sheet Arrangement of a Registrant.

The information set forth in Items 1.01 and 2.01 above is incorporated into this Item 2.03 by reference.  In conjunction with the acquisition of the assets of TCS on September 30, 2014, the Company issued two promissory notes in the aggregate principal amount of $3,000,000 (the “Notes”) to Messrs. Reese and Pratt.

The Notes initially will accrue interest on the outstanding unpaid principal balance at a rate per annum equal to 5%; however, if any amount payable under a Note is not paid when due, such overdue amount shall bear interest at the default rate of 7.5% from the date of such non-payment until such amount is paid in full.  Accrued interest on the Notes will be due and payable quarterly commencing on December 29, 2014 and continuing on each 90th calendar day thereafter, until September 30, 2018, at which time all accrued interest and outstanding principal balance shall be due and payable in full.  The first four payments due and payable under the Notes shall be interest only payments, and payments of principal and interest shall not commence until the payment due on December 24, 2015.  The payments are subject to acceleration upon certain Events of Default, as defined in the Notes.

The Notes are subordinated and junior in right of payment to all obligations and liabilities of the Company, existing as of September 30, 2014 or thereafter incurred, to current or future Lenders (as defined in the Notes).  The Notes are unsecured.

The foregoing description of the Notes is qualified in its entirety by reference to the form of Note attached hereto as Exhibit 4.1, and incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 above is incorporated into this Item 3.02 by reference.  In conjunction with the acquisition of TCS’s assets on September 30, 2014, the Company issued 618,744 shares of Common Stock as a portion of the consideration paid to TCS under the Purchase Agreement.

The Company believes that this transaction was exempt from registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.  The recipients of these securities represented its intention to acquire the securities for investment only and not with a view towards their distribution, and appropriate legends were affixed to the share certificates.

Item 9.01.  Financial Statements and Exhibits.

(a), (b)

Financial Statements of Businesses Acquired; Pro Forma Financial Information

Pursuant to Item 9.01(a)(4) and Item 9.01(b) of Form 8-K, the Company will amend this filing not later than 71 calendar days after October 6, 2014, to file the financial statements required by Rule 8-05 of Regulation S-X (17 CFR 210.8-05).

(d)

Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated September 30, 2014, by and among ARI Network Services, Inc., Tire Company Solutions, LLC, Barry Reese and Kenny Pratt.

4.1	Form of Subordinated Promissory Note, dated September 30, 2014.

10.1	First Loan Modification Agreement, dated September 30, 2014, by and among Silicon Valley Bank, ARI Network Services, Inc. and Project Viking II Acquisition, Inc.

The Company agrees to furnish supplementally to the Commission, upon request, copies of any omitted schedules and exhibits not filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October  2, 2014

ARI NETWORK SERVICES, INC.

By:  /s/ William A. Nurthen

William A. Nurthen

Vice President, Chief Financial Officer and
 Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated September 30, 2014, by and among ARI Network Services, Inc., Tire Company Solutions, LLC, Barry Reese and Kenny Pratt.

4.1	Form of Subordinated Promissory Note, dated September 30, 2014.

10.1	First Loan Modification Agreement, dated September 30, 2014, by and among Silicon Valley Bank, ARI Network Services, Inc. and Project Viking II Acquisition, Inc.

The Company agrees to furnish supplementally to the Commission, upon request, copies of any omitted schedules and exhibits not filed herewith.